CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 (Investment Company Act File No. 811-22342) of our report dated February 24, 2010, relating to the financial statements of the 2009 Dole Food Automatic Common Exchange Security Trust appearing in Item 24 of the Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm”.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 8, 2010